Exhibit 10.15
NOMINATING AGREEMENT
This NOMINATING AGREEMENT (this “Agreement”) is made and entered into as of [  ], 2025 by and among Dylan Field and Figma, Inc., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to them in the Amended and Restated Certificate of Incorporation of the Company to be duly adopted in accordance with the General Corporation Law of the State of Delaware and filed with the Secretary of State of the State of Delaware in connection with the IPO (as defined below) (as it may be amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”).
RECITALS
WHEREAS, on July 1, 2025 the Company publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, a registration statement on Form S-1 relating to the initial public offering (the “IPO”) of shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”);
WHEREAS, Mr. Field is currently a member of the Board of Directors (the “Board”) of the Company; and
WHEREAS, the Company and Mr. Field desire to provide for the nomination of Mr. Field to the Board for election and re-election to the Board after the Company has completed the IPO;
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:
1. Nomination Provisions.
1.1 Nomination. At each annual meeting or special meeting of stockholders at which directors are to be elected following the closing of the IPO, the Company and Mr. Field shall (i) include Mr. Field in the slate of nominees nominated by the Board for election or re-election to the applicable class of directors (which class shall be Class III) (or the full Board if the Board is not classified) by the stockholders of the Company and (ii) include Mr. Field in the Company’s proxy statement for such stockholder meeting or similar document or soliciting materials.
1.2 Necessary Action. Following the closing of the IPO, unless the Board or the Nominating and Corporate Governance Committee of the Board, as applicable, determines, in good faith, that such action would be inconsistent with the directors’ fiduciary duties to the Company and its stockholders, the Company covenants that the Board and the Nominating and Corporate Governance Committee of the Board, as applicable, shall take all Necessary Action to recommend in favor of Mr. Field’s election or re-election as a director and to solicit proxies or consents in favor thereof. If and to the extent the Company’s organizational documents permit action by written consent of the stockholders and action is to be taken to elect directors by written consent of the stockholders, the parties’ obligations set forth in this Agreement shall apply in full force and effect.
“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable Law, necessary to cause such result, including, without limitation, (i) voting, providing a written consent or otherwise causing the adoption of Board resolutions with respect to the recommendation of Mr. Field and inclusion in the Company’s proxy statement or similar document or soliciting materials of such recommendation, (ii) causing the adoption of Board and/or stockholder resolutions and amendments to any organizational documents, (iii) executing agreements and instruments and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Law” means any federal, state, local, national, supranational, foreign or administrative law (including common law), statute, code, rule, regulation, rules of the relevant stock exchange on which the relevant parties’ securities are listed, order, ordinance or other pronouncement of any governmental entity.
1.3 Termination of the Agreement. This Agreement shall be conditioned on and effective as of immediately prior to the effectiveness of the Form 8-A to be filed by the Company with the SEC in connection with the IPO and shall continue in effect until and shall terminate upon the earliest of (a) Mr. Field’s effective resignation from the Board, (b) Mr. Field’s death, (c) Mr. Field’s removal from the Board for cause by stockholders, (d) the expiration of Mr. Field’s term as a member of the Board if Mr. Field has given notice of his intention not to stand for re-election, (e) the date upon which Mr. Field fails to satisfy his Minimum Class B Share Ownership Condition (as defined in the Certificate of Incorporation), (f) the Final Conversion Date (as defined in the Certificate of Incorporation) and (g) immediately prior to the closing of a Liquidation Event (as defined below). If the closing of the IPO has not occurred by December 31, 2025, this Agreement shall automatically terminate and be of no further force or effect.
For purposes of this Section 1.3 only “Liquidation Event” means (i) a sale of all or substantially all of the assets of the Company, (ii) a liquidation, dissolution or winding up of the Company, or (iii) any merger or consolidation (each, a “combination transaction”), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all voting securities of such surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving entity (or its parent, if applicable) that are held by the Acquiring Stockholder. For purposes of this paragraph, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (x) merge(s) or combine(s) with the Company in such combination transaction or (y) directly or indirectly own(s) or control(s) a majority of the voting power of another entity that merges or combines with the Company in such combination transaction.
2. Further Assurances. At any time or from time to time after the date hereof, the Company and Mr. Field agree to cooperate with each other and to execute and deliver any further instruments or documents and to take all such further action as the other may reasonably request in order to evidence or effectuate the consummation of the obligations contemplated hereby.
3. Remedies.
3.1 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the aggrieved parties shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.
3.2 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
4. Miscellaneous.
4.1 No Assignment. The terms and conditions of this agreement, including all obligations and rights therein, may not be assigned. Notwithstanding the foregoing, this agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
4.3 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, including electronic signatures, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below or at such other address as Mr. Field shall, from time to time, designate by ten (10) days’ advance written notice to the Company:
If to Dylan Field, to:
Dylan Field
c/o Figma, Inc.
760 Market Street, Floor 10
San Francisco, California 94102
Tel: ***
Email: ***
with a copy (which shall not constitute notice) to:
Joseph Yaffe
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California 94301
Tel: ***
Email: ***
If to the Company, to:
Brendan Mulligan
Amanda Westendorf
Brendan Brown
Figma, Inc.
760 Market Street, Floor 10
San Francisco, California 94102
Email: ***

with a copy (which shall not constitute notice) to:
Michael T. Esquivel
Ran D. Ben-Tzur
Jennifer J. Hitchcock
Aman D. Singh
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
Email: ***
4.6 Consent Required to Terminate, Amend or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by Mr. Field and the Company. Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on each party.
4.7 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
4.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
4.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
4.10 Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
4.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court(s), that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

DYLAN FIELD

By:
[Signature Page to Nominating Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

FIGMA, INC.

By:
Name:	Brendan Mulligan
Title:	General Counsel and Secretary
[Signature Page to Nominating Agreement]